EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Media Contact:	Investor Contact:
Carolyn Brown	Thomas Donohue
Vice President	Vice President
Corporate Communications	Treasurer and Investor Relations
Barnes & Noble Education, Inc.	Barnes & Noble Education, Inc.
(908) 991-2967	(908) 991-2966
cbrown@bned.com	tdonohue@bned.com

Barnes & Noble Education, Inc. Announces Adoption of Stock Repurchase Program

December 14, 2015, Basking Ridge, NJ-Barnes & Noble Education, Inc. (NYSE:BNED) today announced that the Board of Directors has authorized the repurchase of up to $50 million, in the aggregate, of the Company’s outstanding common stock. The stock repurchase program will be carried out at the direction of the Company (which may or may not include a plan under Rule 10b5-1 of the Securities Exchange Act of 1934). The stock may be repurchased on an ongoing basis. The stock repurchase program may be suspended, terminated, or modified at any time. Any repurchased shares will be held as treasury stock and will be available for general corporate purposes.

About Barnes & Noble Education, Inc.
Barnes & Noble Education, Inc. (NYSE: BNED) enhances the academic and social purpose of educational institutions. Through its Barnes & Noble College subsidiary, Barnes & Noble Education serves more than 5 million college students and their faculty through its 743 stores on campuses nationwide, delivering essential educational content and tools within a dynamic retail environment. The company is at the forefront of digital education with its digital education platform, Yuzu®, weaving together digital learning materials to enhance the teaching and learning experience. Barnes & Noble Education acts as a strategic partner to drive student success; provide value and support to students and faculty; and create loyalty and retention, all while supporting the financial goals of college and university partners.

General information on Barnes & Noble Education, Inc. can be obtained by visiting the Company’s corporate website: www.bned.com.

Forward-Looking Statements
This press release contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and information relating to Barnes & Noble Education and its business that are based on the beliefs of the management of Barnes & Noble Education as well as assumptions made by and information currently available to the management of Barnes & Noble Education. When used in this communication, the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” “will,” “forecasts,” “projections,” and similar expressions, as they relate to Barnes & Noble Education or the management of Barnes & Noble Education, identify forward-looking statements. Moreover, Barnes & Noble Education operates in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for the management of Barnes & Noble Education to predict all risks, nor can Barnes & Noble Education assess the impact of all factors on its business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements Barnes & Noble Education may make. In light of these risks, uncertainties and assumptions, the future events and trends discussed in this press release may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements.

Such statements reflect the current views of Barnes & Noble Education with respect to future events, the outcome of which is subject to certain risks, including, among others: challenges to running Barnes & Noble Education independently from Barnes & Noble, Inc. (“Barnes & Noble”) now that the complete legal and structural separation of Barnes & Noble Education from Barnes & Noble (the “Spin-Off”) has been completed; general competitive conditions, including actions Barnes & Noble Education’s competitors may take to grow their businesses; trends and challenges to Barnes & Noble Education’s business and in the locations in which it has stores; decisions by colleges and universities to outsource their bookstore operations or change the operation of their bookstores; non-renewal of contracts; the general economic environment and consumer spending patterns, a decline in college enrollment or decreased funding available for students; decreased consumer demand for Barnes & Noble Education’s products, low growth or declining sales; disruptions to Barnes & Noble Education’s computer systems, data lines, telephone systems or supply chain, including the loss of suppliers; changes to payment terms, return policies, the discount or margin on products or other terms with Barnes & Noble Education’s suppliers; risks associated with data privacy, information security and intellectual property; work stoppages or increases in labor costs; Barnes & Noble Education’s ability to attract and retain employees; possible increases in shipping rates or interruptions in shipping service, effects of competition; obsolete or excessive inventory; product shortages; Barnes & Noble Education’s ability to successfully implement its strategic initiatives; the performance of Barnes & Noble Education’s online, digital and other initiatives, including possible delays in the deployment of, and further enhancements to, Yuzu® and any future higher education digital products; technological changes; risk that digital sales growth is less than expectations and the risk that it does not exceed the rate of investment spend; higher-than-anticipated store closings; changes in law or regulation; the amount of Barnes & Noble Education’s indebtedness and ability to comply with covenants applicable to any future debt financing; Barnes & Noble Education’s ability to satisfy future capital and liquidity requirements; Barnes & Noble Education’s ability to access the credit and capital markets at the times and in the amounts needed and on acceptable terms; adverse results from litigation, governmental investigations or tax-related proceedings or audits; changes in accounting standards; the potential adverse impact on Barnes & Noble Education’s business resulting from the Spin-Off; and the other risks and uncertainties detailed in the section titled “Risk Factors” in Barnes & Noble Education’s Prospectus filed with the Securities and Exchange Commission (“SEC”) on July 15, 2015 and in Barnes & Noble Education’s other filings made hereafter from time to time with the SEC.

Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results or outcomes may vary materially from those described as anticipated, believed, estimated, expected, intended or planned. Subsequent written and oral forward-looking statements attributable to Barnes & Noble Education or persons acting on its behalf are expressly qualified in their entirety by the cautionary statements in this paragraph. Barnes & Noble Education undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise after the date of this press release.